Exhibit 10.1

EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT (this “Agreement”), dated as of October 20, 2010 (the “Execution Date”), is by and between ENER1, INC., a Florida corporation (the “Ener1”), and the holders of the shares of Series B Convertible Preferred Stock (the “Series B Shares”) of Think Holdings AS (“Think”) that are a signatory to this Agreement (together the “Holder”).

A.           Ener1, the Holder and the other shareholders of Think Holdings, AS (“Think”) are party to the Amended and Restated Shareholders Agreement, dated as of May 5, 2010 (the “Shareholders Agreement”).

B.           Under the Shareholders Agreement, holders that purchased Series B Shares in the second and most recent round of Series B financing by Think (such shares, the “Second Tranche Shares”) have the right to request Ener1 to accept an exchange of  (i) such Second Tranche Shares and (ii) one-half of the Warrants to purchase Series B Shares (the “Series B Warrants”) that they acquired with their Second Tranche Shares for restricted shares of Ener1 common stock (the “Ener1 Shares”).

C.           The Holder holds additional Series B Shares that it acquired in the initial round of Series B financing by Think (such shares, the “First Tranche Shares”), and Ener1 has agreed to accept an exchange of the First Tranche Shares for Ener1 Shares, provided that the Holder funds Think not less than an additional $1 million in bridge financing contemporaneously herewith so that the aggregate principal funded by Holder in the bridge financing equals $2.5 million.  In addition to the foregoing, Ener1 has agreed to grant the Holder the right to exchange the promissory notes (the “Think Notes”) evidencing its bridge financing to Think for additional Ener1 Shares.

In consideration of the mutual promises made herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Ener1 and the Holder hereby agree as follows:

1.           SHARE EXCHANGE; DEFINITIONS.

1.1         Exchange Ratio.  On the terms and subject to the conditions set forth herein:

(i)
for each Put Unit (as defined below) delivered to Ener1, the Holder will be entitled to receive 0.4175 of an Ener1 Share.  As used herein, the term “Put Unit” means (i) one Second Tranche Share and (ii) one-half of the number of Series B Warrants that the Holder received for the purchase of one Second Tranche Share;

(ii)
provided that the Holder has funded Think not less than $2.5 million in bridge financing, for each First Tranche Share delivered to Ener1, the Holder will be entitled to receive 0.4175 of an Ener1 Share; and

(iii)	for each Think Note delivered to Ener1, the Holder will be entitled to receive a number of Ener1 Shares equal to the quotient obtained by dividing the principal face amount of such note by $4.00.

Notwithstanding the foregoing, (i) the Holder shall have until 5:00 p.m., NYC time, October 22, 2010 to notify Ener1 of its intent to exchange its Think Notes for Ener1 Shares hereunder, and (ii) the Holder shall, with the assignment of its Series B Shares to Ener1, assign all of its rights and privileges as a holder of such Series B Shares under the Shareholders Agreement and otherwise to Ener1, including, without limitation, its right to vote such shares and appoint directors to the Think board.

1.2         Delivery of Series B Shares, Series B Warrants and Think Notes.  The Series B Shares and Series B Warrants shall be deemed delivered to Ener1 upon the deposit of such Put Shares and Series B Warrants into the VPS account of Ener1 bearing the number XXXXXX.  In order to facilitate such deposits, the Holder shall execute written instructions as may be reasonably requested by Ener1 to effectuate the transfer of the First Tranche Shares, Second Tranche Shares and Series B Warrants into Ener1’s VPS accounts.  The Think Notes shall be deemed delivered to Ener1 upon delivery of the originals thereof to Ener1.

1.3         Delivery of Ener1 Shares.  Ener1 shall deliver a certificate evidencing the number of Ener1 Shares issuable to the Holder under Section 1.1 no later than three Business Days after the delivery of the corresponding Series B Shares, Series B Warrants and Think Notes in accordance with Section 1.2.

1.4         Certain Definitions.  When used herein, the following terms shall have the respective meanings indicated:

“Business Day” means any day other than a Saturday, a Sunday or a day on which banks in the City of New York or the city in which the Holder’s principal office is located are required or authorized by law to be closed.

“Exchange Date” means, with respect to an exchange contemplated in Section 1.1, the date on which the Holder delivers the securities subject to such exchange to Ener1 in accordance with Section 1.2.

“Governmental Authority” means any nation or government, any state, provincial or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, any stock exchange, securities market or self-regulatory organization.

“Lien” means, with respect to any property, any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, tax lien, financing statement, pledge, charge, or other lien, charge, easement, encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined.  The words “hereof”, “herein” and “hereunder” and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.

2.           REPRESENTATIONS AND WARRANTIES OF THE HOLDER.

The Holder hereby represents and warrants to Ener1 and agrees with Ener1 that, as of the Execution Date and the Exchange Date:

2.1           Authorization; Enforceability.  The Holder, if an entity, is duly and validly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization with the requisite corporate power and authority to acquire the Ener1 Stock as contemplated herein and to execute and deliver this Agreement.  This Agreement constitutes the Holder’s valid and legally binding obligation, enforceable in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) general principles of equity.

2.2           Accredited Investor.  The Holder (i) is an “accredited investor” as that term is defined in Rule 501 of Regulation D, (ii) if an entity, was not formed or organized for the specific purpose of making an investment in Ener1, and (iii) is acquiring the Ener1 Shares solely for the Holder’s own account and not with a present view to the public resale or distribution of all or any part thereof, except pursuant to sales that are registered under, or exempt from the registration requirements of, the Securities Act of 1933, as amended (the “Securities Act”), and/or sales registered under the Securities Act.

2.3           Information.  Ener1 has, prior to the Execution Date, provided the Holder with information regarding the business, operations and financial condition of Ener1 and has, prior to the Execution Date, granted to the Holder the opportunity to ask questions of and receive answers from representatives of Ener1, its officers, directors, employees and agents concerning Ener1 in order for the Holder to make an informed decision with respect to its investment in Ener1 Shares.

2.4           Limitations on Disposition.  The Holder acknowledges that the Ener1 Shares have not been and are not being registered under the Securities Act and may not be transferred or resold without registration under the Securities Act or unless pursuant to an exemption therefrom and will bear at issuance a restrictive legend to such effect.

2.5           Reliance on Exemptions.  The Holder understands that the Ener1 Shares are being issued to it in reliance upon specific exemptions from the registration requirements of U.S. federal and state securities laws and that Ener1 is relying upon the truth and accuracy of the representations and warranties of the Holder set forth in this Section 2 in order to determine the availability of such exemptions and the eligibility of the Holder to acquire the Ener1 Shares.

2.6           Title to Put Shares and Series B Warrants.  The Holder has good and marketable title, free and clear of any Liens, to the Put Shares and the Series B Warrants to be delivered by the Holder pursuant to this Agreement.

2.7           Fees.  The Holder is not obligated to pay any compensation or other fee, cost or related expenditure to any underwriter, broker, agent or other representative in connection with the transactions contemplated hereby.

2.8           No Conflicts.  The execution and performance of this Agreement do not conflict in any material respect with any agreement to which the Holder is a party or is bound thereby, any court order or judgment applicable to the Holder, or (if the Holder is an entity) the constituent documents of the Holder.

2.9           No Reliance.  The Holder acknowledges that (i) the Holder has such knowledge in business and financial matters as to be fully capable of evaluating this Agreement and the transactions contemplated hereby, (ii) the Holder is not relying on any advice or representation of any other party in connection with entering into this Agreement or effectuating the transactions contemplated hereby, and (iii) the Holder has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent that the Holder has deemed necessary, and has entered into this Agreement based on its own independent judgment and on the advice of the Holder’s advisors as the Holder has deemed necessary, and not on any view (whether written or oral) expressed by any other party.

3.           REPRESENTATIONS AND WARRANTIES OF ENER1.  Ener1 hereby represents and warrants to the Holder and agrees with the Holder that, as of the Execution Date and the Exchange Date:

3.1           Organization, Good Standing and Qualification.  Ener1 is duly organized, validly existing and in good standing under the laws of the State of Florida and has all requisite power and authority to carry on its business as now conducted.

3.2           Authorization; Consents.  Ener1 has the requisite corporate power and authority to enter into and perform its obligations under this Agreement.  All corporate action on the part of Ener1 necessary for the authorization, execution and delivery of, and the performance by Ener1 of its obligations under, this Agreement has been taken, and no further consent or authorization of Ener1 or its board of directors is required.

3.3           Enforcement.  This Agreement has been duly executed and delivered by Ener1 and constitutes the valid and legally binding obligation of Ener1, enforceable against it in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or other similar laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) general principles of equity.

3.4           Due Authorization; Valid Issuance.  The Ener1 Shares have been duly authorized, and when issued and delivered in accordance with the terms hereof, will be validly issued, fully paid and nonassessable, free and clear of any Liens imposed by or through Ener1.

4.           LIMITATIONS ON DISPOSITION.

4.1         Restrictive Legend.  The Holder understands that the certificate representing the Ener1 Shares will bear a restrictive legend in substantially the following form:

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and may not be offered or sold unless a registration statement under the Securities Act and applicable state securities laws shall have become effective with regard thereto, or an exemption from registration under the Securities Act and applicable state securities laws is available in connection with such offer or sale and the holder delivers an opinion of counsel in a form reasonably satisfactory to the issuer that registration is not required under the Securities Act, or unless sold pursuant to Rule 144 under the Securities Act.”

4.2         Transfer Restrictions.  The Holder shall not sell, transfer, assign or dispose of any Ener1 Shares, unless:

4.2.1      there is then in effect an effective registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

4.2.2      the Holder has notified Ener1 in writing of any such disposition, and furnished Ener1 with an opinion of counsel, reasonably satisfactory to Ener1, that such disposition will not require registration of such Ener1 Shares under the Securities Act; provided, however, that no such opinion of counsel will be required (A) if the sale, transfer, assignment or disposition is made to an Affiliate of the Holder, (B) if the sale, transfer, assignment or disposition is made pursuant to Rule 144 under the Securities Act (“Rule 144”) and the Holder provides Ener1 with evidence reasonably satisfactory to Ener1 that the proposed transaction satisfies the requirements of Rule 144 or any successor provision, or (C) such Ener1 Shares are eligible for resale under Rule 144 or any successor provision without regard to any limitation on the number of such Ener1 Shares that may be sold.

5.           REGISTRATION RIGHTS.

5.1         Registration Requested by the Holder.

5.1.1      General.  At any time after May 5, 2011, if Ener1 has not already effected a registration for all of the Holder’s Ener1 Shares issued to it hereunder (“Registrable Securities”) and Ener1 receives from the Holder a written request that Ener1 effect any registration with respect to its Registrable Securities, Ener1 will, as soon as practicable, file and use its reasonable best efforts to effect such registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act) in order to permit and facilitate the sale and distribution of all such Registrable Securities.

5.1.2      Deferral.  If (i) in the good faith judgment of the Board of Directors of Ener1, the filing of a registration statement covering the Registrable Securities would be materially detrimental to Ener1 and the Board of Directors of Ener1 concludes, as a result, that it is in the best interests of Ener1 to defer the filing of such registration statement at such time, and (ii) Ener1 shall furnish to the Holder a certificate signed by the President of Ener1 stating that in the good faith judgment of the Board of Directors of Ener1, it would be materially detrimental to Ener1 for such registration statement to be filed in the near future and that it is, therefore, in the best interests of Ener1 to defer the filing of such registration statement, then Ener1 shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the Holder’s request; provided  that the Company shall not defer its obligation in this manner more than twice in total, and in no event  beyond 12 months after the date on which the registration request was first made by the Holder.

5.2         Registration by Ener1.

5.2.1      General.  If Ener1 shall determine to register any of its securities either for its own account or the account of a security holder or holders, other than a registration pursuant to Section 5.1, a registration relating solely to employee benefit plans, a registration relating to the offer and sale of debt securities, a registration relating to a corporate reorganization or other Rule 145 transaction, or a registration on any registration form that does not permit secondary sales, Ener1 will:  (i) promptly give written notice of the proposed registration to the Holder; and (ii) include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in Section 5.2.2, and in any underwriting involved therein, all of the Registrable Securities.  If the Holder decides not to include all of its Registrable Securities or if all the Registrable Securities are not registered due to underwriter cutbacks pursuant to Section 5.2.3 in any registration statement thereafter filed by Ener1, then the Holder shall nevertheless continue to have the right to include all or any remaining Registrable Securities in any subsequent registration statement or registration statements as may be filed by Ener1 with respect to offerings of its securities, all upon the terms and conditions set forth herein.

5.2.2      Underwriting.  If the registration of which Ener1 gives notice is for a registered public offering involving an underwriting, Ener1 shall so advise the Holder.  In such event, the Holder’s right to registration pursuant to this Section 5.2 shall be conditioned upon the Holder’s participation in such underwriting and the inclusion of the Holder’s Registrable Securities in the underwriting to the extent provided herein.  The Holder shall (together with Ener1 and the other holders of securities of Ener1 with registration rights to participate therein distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by Ener1.

5.2.3      Underwriter Cut-backs.  Notwithstanding any other provision of this Section 5.2, if the underwriters advise Ener1 in writing that marketing factors require a limitation on the number of shares to be underwritten, the underwriters may (subject to the limitations set forth below) limit the number of Registrable Securities to be included in the registration and underwriting.  In no event shall any Registrable Securities be excluded from such registration and underwriting unless all other shareholders’ securities have been ratably excluded along with the Registrable Securities.

5.2.4      Right to Terminate Registration.  Ener1 shall have the right to terminate or withdraw any registration initiated by it under this Section 5.2 prior to the effectiveness of such registration whether or not the Holder has elected to include securities in such registration.

5.2.5      Current Registration Excluded.  The provisions of this Section 5.2 shall not apply to, and the Holder shall have no rights with respect to, Ener1’s current registration of securities on behalf of certain investors in connection with its recently completed 8.25% Senior Note Due 2013 and Warrant financing.

5.3         Registration Procedures.  In the case of each registration effected by Ener1 pursuant to this Section 5, Ener1 will keep the Holder advised in writing as to the initiation of each registration and as to the completion thereof.  At its expense, Ener1 will use its reasonable best efforts to:

5.3.1	keep such registration effective until the Holder has completed the distribution described in the registration statement relating thereto;

5.3.2
prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in subsection (a) above;

5.3.3
furnish such number of prospectuses, including any preliminary prospectuses, and other documents incident thereto, including any amendment of or supplement to the prospectus, as the Holder from time to time may reasonably request;

5.3.4
register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdiction as shall be reasonably requested by the Holder; provided that Ener1 shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

5.3.5
notify the Holder at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing, and following such notification promptly prepare and furnish to the Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing;

5.3.6
provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

5.3.7	cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by Ener1 are then listed; and

5.3.8
furnish, at the Holder’s request, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 5, if such securities are being sold through underwriters, (i) an opinion, dated such date, of the counsel representing Ener1 for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to the Holder, addressed to the underwriters, if any, and to the Holder, and (ii) a letter dated such date, from the independent certified public accountants of Ener1, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to the Holder, addressed to the underwriters, if any, and to the Holder.

5.4         Information by the Holder.  The Holder shall furnish to Ener1 such information regarding the Holder and the distribution proposed by the Holder as Ener1 may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in this Section 5.

5.5         Indemnification.  Ener1 will indemnify the Holder and its directors, officers, partners, employees, agents and representatives against any losses incurred by them as a result of any untrue statement of a material fact in a registration statement filed by Ener1 pursuant to this Section 5, or the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such untrue statement or material omission occurred in reliance upon and in conformity with written information furnished to the Company by the Holder for use in connection with such registration statement, in which case, the Holder will indemnify Ener1 and its directors, officers, partners, employees, agents and representatives against any losses incurred by them as a result of such untrue statement or material omission.

5.6         Transfer or Assignment of Registration Rights.  The rights to cause Ener1 to register securities granted to the Holder by Ener1 under this Section 5 may be transferred or assigned by the Holder only to an affiliate of the Holder or a subsidiary, parent, partner, limited partner, retired partner, member, retired member or stockholder; provided that (i) Ener1 is given written notice prior to said transfer or assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are intended to be transferred or assigned; (ii) the transferee or assignee of such rights assumes in writing the obligations of the Holder under this Agreement; and (iii) any such transferee is not engaged in competition with Ener1 as reasonably determined by the Board of Directors of Ener1.

6.           CONDITIONS TO CLOSING.

6.1         Conditions to Holder’s Obligations to Exchange.  The Holder’s obligation to effect the Exchange contemplated under this Agreement is conditioned upon the fulfillment (or waiver by the Holder in its sole and absolute discretion) of each of the following events as of the Exchange Date:

6.1.1	the representations and warranties of Ener1 set forth in this Agreement are true and correct in all material respects;

6.1.2
Ener1 has complied with or performed in all material respects all of the agreements, obligations and conditions set forth in this Agreement that are required to be complied with or performed by Ener1 on or before the Exchange Date; and

6.1.3
no injunction, restraining order or decree of any nature of any court or Governmental Authority of competent jurisdiction is in effect that restrains or prohibits the consummation of the transactions contemplated hereby.

6.2         Conditions to Ener1’s Obligations to Exchange.  Ener1’s obligations to effect the Exchange contemplated under this Agreement are conditioned upon the fulfillment (or waiver by Ener1 in its sole and absolute discretion) of each of the following events as of the Exchange Date:

6.2.1	the representations and warranties of the Holder set forth in this Agreement are true and correct in all material respects;

6.2.2
the Holder has complied with or performed all of the agreements, obligations and conditions set forth in this Agreement that are required to be complied with or performed by the Holder on or before the Exchange Date;

6.2.3	Ener1 has confirmed the deposit of the Put Shares and the Series B Warrants subject to the Exchange into Ener1’s VPS accounts; and

6.2.4
no injunction, restraining order or decree of any nature of any court or Governmental Authority of competent jurisdiction is in effect that restrains or prohibits the consummation of the transactions contemplated hereby.

7.	MISCELLANEOUS.

7.1         Survival; Severability.  The representations, warranties and covenants made by the parties herein shall survive the Exchange notwithstanding any due diligence investigation made by or on behalf of the party seeking to rely thereon. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that in such case the parties shall negotiate in good faith to replace such provision with a new provision which is not illegal, unenforceable or void, as long as such new provision does not materially change the economic benefits of this Agreement to the parties.

7.2         Successors and Assigns.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors, heirs and permitted assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. No party may assign its rights or obligations under this Agreement.

7.3         Injunctive Relief.  Each party acknowledges and agrees that a breach by such party of such party’s obligations hereunder will cause irreparable harm to the other parties and that the remedy or remedies at law for any such breach will be inadequate and agrees, in the event of any such breach, in addition to all other available remedies, such other parties shall be entitled to an injunction restraining any breach and requiring immediate and specific performance of such obligations without the necessity of showing economic loss or the posting of any bond.

7.4         Governing Law; Jurisdiction.  This Agreement shall be governed by and construed under the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the County of New York, New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that such party is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to such party under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

7.5         Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.  This Agreement may be executed and delivered by facsimile or email transmission.

7.6         Headings.  The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.7         Notices.  Any notice, demand or request required or permitted to be given by Ener1 or the Holder pursuant to the terms of this Agreement shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile transmission, unless such delivery is made on a day that is not a Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day and (ii) on the next Business Day after timely delivery to an overnight courier, in accordance with the notice information set forth beneath the respective party’s signature to this Agreement, or as shall be designated by such party in writing to the other party in accordance with this Section 7.7.

7.8         Expenses.  Ener1 and the Holder shall pay all costs and expenses that such party incurs in connection with the negotiation, execution, delivery and performance of this Agreement.

7.9         Entire Agreement; Amendments.  This Agreement constitutes the entire agreement between or among the parties with regard to the subject matter hereof and thereof, superseding all prior agreements or understandings, whether written or oral, between or among the parties.  Except as expressly provided herein, neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by Ener1 and the Holder, and no provision hereof may be waived other than by a written instrument signed by the party against whom enforcement of any such waiver is sought.  Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first-above written.

	ENER1, INC.	HOLDER:

ROCKPORT CAPITAL PARTNERS II, L.P.
By:	/S/ Jeffrey Seidel
	Name: Jeffrey Seidel	By: RockPort Capital II, L.L.C., General Partner
Title: CFO
		By:	/S/ Janet James
		Name:	Janet James
		Title:	Managing Member

First Tranche Shares: ________________
Second Tranche Shares: ______________
Series B Warrants: __________________

	Notice Address:	ROCKPORT CAPITAL PARTNERS III, L.P.
1540 Broadway, Suite 25C
	New York, NY 10036	By: RockPort Capital III, L.L.C., its General
	Attn: Chief Executive Officer	Partner
Tel: (212) 920-3500
Fax: (212) 920-3510
		By:	/S/ Janet James.
		Name:	Janet James
		Title:	Managing Member

First Tranche Shares: _______________
Second Tranche Shares: _____________
Series B Warrants: _________________

Notice Address:
160 Federal Street, 18th floor,
Boston, MA 02110-1700
Attention: William E. James
Telephone: (617) 912-1420
Facsimile: (617) 912-1449

Signature Page to Exchange Agreement